UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)    July 22, 2008

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	005-62335	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Principal Officers; Election of Directors;
                              Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2008, the Board of Directors of Hampton Roads Bankshares, Inc. elected Lorelle L. Fritsch, 41, a Senior Vice President and its Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer, effective immediately.  She was also appointed to serve as the Chief Financial Officer of the Company’s subsidiary, Bank of Hampton Roads.  Mrs. Fritsch joined the Bank as an Accounting Officer in 1995; she assumed the position of Controller in 1998 and was later named Chief Accounting Officer in 2004.

Prior to joining the Bank, Mrs. Fritsch was with Ernst & Young from 1988 to 1992 and was the Controller and Treasurer of MultiOne Financial Services, Inc., from 1992 until 1995.

Mrs. Fritsch, a certified public accountant, is a graduate of the University of Michigan.  She was the valedictorian of the 2005 class of the Virginia Bankers School of Bank Management at the University of Virginia.

Mrs. Fritsch previously entered into a five year employment contract with the Bank, which includes payment of a severance amount in the event of a change in control of the Company.  This contract was amended as of July 23, 2008, to make the Company a party in addition to the Bank.  The severance amount will be equivalent to the three times the average of her previous three year’s salary minus one dollar payable over a sixty month period.  Mrs. Fritsch’s employment contract will renew in five year increments.

Mrs. Fritsch is eligible to participate in the following compensation programs offered by the company: Supplemental Executive Retirement Plan, Executive Officers Bonus Plan, Stock Incentive Plan and the Executive Savings Plan.  In addition, Mrs. Fritsch is eligible to participate in all of the plans and arrangements that are generally available to all of the company’s salaried employees.  All of the aforementioned plans are more fully discussed in the company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

Mrs. Fritsch succeeds Donald W. Fulton, Jr., who, on July 22, 2008, indicated to the Board his intent to retire from his position as Senior Vice President and Chief Financial Officer and Principal Financial Officer of the Company.  He will retire from Hampton Roads Bankshares and Bank of Hampton Roads on July 31, 2008, but will remain associated with the Company as a retained consultant to assist with the Company’s long-term strategy and other related financial matters.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits.
	Exhibit No.	Description
	10.1	Press Release
	10.2	First Amendment to Employment Agreement between Hampton Roads Bankshares and Lorelle L. Fritsch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.
Date: July 24, 2008	By: /s/ Jack W. Gibson Jack W. Gibson President and Chief Executive Officer